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                                 Exhibit 11.0

                        Earnings Per Share Computation





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Form 10-K
Exhibit 11
EARNINGS PER SHARE COMPUTATION


                                           Year Ended     Period Ended
                                          September 30,   September 30,
                                              1996           1995(1)
                                          ------------    -------------
Net Income                                  $2,401,180       $733,625
                                          ------------       --------
                                          ------------       --------

PRIMARY

  Weighted average shares outstanding        1,832,272      1,844,928

  Earnings per share                             $1.31          $ .40


FULLY DILUTED

  Weighted average shares outstanding        1,832,494      1,844,928

  Earnings per share                             $1.31          $ .40


___________________

(1) Earnings per share for 1995 are calculated for the period beginning July 7, 1995, the date of the initial public offering.


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